UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013
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RAPTOR PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25571 (Commission File Number)	86-0883978 (IRS Employer Identification Number)

9 Commercial Blvd., Suite 200
Novato, California 94949
 (Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (415) 382-8111
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 21, 2013, Raptor Pharmaceutical Corp., a Delaware corporation (the "Company"), drew an aggregate of $25.0 million pursuant to the second tranche of its loan agreement (the "Loan Agreement") with HealthCare Royalty Partners II, L.P. ("HealthCare Royalty Partners"), dated December 20, 2012, which resulted in net proceeds to the Company of approximately $23.7 million. Pursuant to the terms of the Loan Agreement, the Company agreed to borrow an aggregate of $50.0 million in aggregate principal in two $25.0 million tranches.  The first tranche was received in connection with the entry into the Loan Agreement.  The receipt of the second tranche was triggered upon U.S. Food and Drug Administration approval of PROCYSBI™ for the potential treatment of nephropathic cystinosis in adults and children six (6) years and older, which the Company received on April 30, 2013.
For additional information regarding the Company's Loan Agreement with HealthCare Royalty Partners, see Item 1.01 and Item 2.03 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2012, which information is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	RAPTOR PHARMACEUTICAL CORP.

By:             /s/ Georgia Erbez
Name:  Georgia Erbez
Title:	Chief Financial Officer, Secretary and Treasurer